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                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549



                               FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(B) OR (G) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



                 METROMEDIA INTERNATIONAL GROUP, INC.
       (Exact name of registrant as specified in its charter)



         DELAWARE                                     58-0971455

(State of incorporation or organization)    (I.R.S. employer identification
    ONE MEADOWLANDS PLAZA                              number)
    EAST RUTHERFORD, NEW JERSEY                       07073-2137
(Address of principal executive offices)              (Zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class           Name of each exchange on which
         to be so registered             each class is to be registered

         7.25% CUMULATIVE CONVERTIBLE   AMERICAN STOCK EXCHANGE
         PREFERRED STOCK                 PACIFIC STOCK EXCHANGE



Securities to be registered pursuant to Section 12(g) of the Act:

                                  None

                            (Title of class)



               Page 1 of 4 sequentially numbered pages.
                       Exhibit Index is at page 4

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Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         Metromedia International Group, Inc.'s (the "Company") Prospectus, dated September 10, 1997, included as part of the Company's Registration Statement on Form S-3 (Registration No. 333-24601) is incorporated by reference herein.

Item 2.  EXHIBITS.

         1.1  Certificate of Designation of 7.25% Cumulative
              Convertible Preferred Stock of the Company.


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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                        METROMEDIA INTERNATIONAL GROUP, INC.


                        By: /s/ Arnold L. Wadler
                            ---------------------------------------
                        Name:     Arnold L. Wadler
                        Title:    Executive Vice President, General Counsel
                                    and Secretary

Dated:   September 11, 1997

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                                  INDEX OF EXHIBITS



EXHIBIT NUMBER                         TITLE                         PAGE NUMBER

    1.1                 Certificate of Designation of
                        7.25% Cumulative Convertible Preferred
                        Stock of the Company.